UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 8, 2024
____________________

Civeo Corporation
(Exact name of registrant as specified in its charter)

British Columbia, Canada	1-36246	98-1253716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Allen Center

333 Clay Street,	Suite 4980

Houston,	Texas	77002
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (713) 510-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value	CVEO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2024, Civeo Corporation (the “Company”) entered into an amendment and extension (the “Third Amendment”) of that certain Second Amended and Restated Syndicated Facility Agreement (“the Syndicated Facility Agreement”) among the Company and certain subsidiaries of the Company, as borrowers, the lenders named therein, Royal Bank of Canada, as Administrative Agent, and the other agents party thereto (collectively, the “Parties”).

The Third Amendment amends the Syndicated Facility Agreement, dated as of September 8, 2021 (as amended by the First Amendment, dated March 31, 2023 and the Second Amendment, dated June 28, 2024). Pursuant to the Third Amendment, the Syndicated Facility Agreement was amended to (i) extend the maturity date of the Syndicated Facility Agreement until August 8, 2028; (ii) upsize the total revolving credit facility capacity to $245 million from $200 million via an increase in the Canadian Senior Secured Revolver from $155 million to $200 million; (iii) add Civeo USA LLC as a Borrower under the Syndicated Facility Agreement; (iv) reduce the interest rate spreads above the benchmark rates by 25 basis points; and (v) maintain the previous max net leverage ratio and max interest covenant levels.

The Third Amendment includes restrictions customary for facilities of this type, including covenants that impose restrictions on the Company’s ability to, among other things, borrow funds, dispose of assets, pay dividends and make certain investments.

The description of the Third Amendment set forth herein is summary in nature and is qualified in its entirety by reference to the full text of documents, copies of which are attached hereto as Exhibit 10.1, and are incorporated herein by reference. The Syndicated Facility Agreement is more fully described in the Company's annual report on Form 10-K for the year ended December 31, 2023 and its most recent quarterly report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit Number	Description of Document
10.1
Third Amendment to Syndicated Facility Agreement, dated as of August 8, 2024, by and among Civeo Corporation, Civeo Pty Limited, Civeo USA LLC and Civeo Management LLC, as Borrowers, the Lenders named therein, Royal Bank of Canada, as Administrative Agent, U.S. Collateral Agent, Canadian Administrative Agent, Canadian Collateral Agent and an Issuing Bank and RBC Europe Limited, as Australian Administrative Agent, Australian Collateral Agent and an Issuing Bank

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2024

            CIVEO CORPORATION

                    By: /s/ E. Collin Gerry ,
                    Name:    E. Collin Gerry
Title:    Senior Vice President, Chief Financial Officer and Treasurer